Exhibit 99.1

Kymera Therapeutics Announces Second Quarter 2021 Financial Results and Provides a Business Update

Positive interim results from Single Ascending Dose portion of Phase 1 trial of first-in-class oral IRAK4 degrader KT-474 demonstrated degrader proof-of-mechanism

Recently initiated dosing of healthy volunteers in the Multiple Ascending Dose portion of Phase 1 trial of KT-474

Expect Investigational New Drug Applications for oncology degrader programs KT-413 and KT-333 in 2H 2021

Strong financial position after successful follow-on offering with pro forma cash position of $647 million to support continued company, pipeline, and platform expansion

Watertown, Mass. (August 6, 2021) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, today reported business highlights and financial results for the second quarter ended June 30, 2021.

“We recently reported positive interim results from our Phase 1 trial of KT-474 that demonstrated degrader proof-of-mechanism for the first time in a placebo-controlled, randomized study, which we believe greatly de-risks its development as a potentially best-in-class anti-inflammatory oral agent and provides a key clinical proof-of-concept for Kymera’s platform. We have recently begun evaluating repeat dosing of KT-474 in healthy volunteers, and we look forward to presenting updated data establishing human proof-of-biology later this year,” said Nello Mainolfi, PhD, Co-Founder, President and CEO of Kymera Therapeutics. “We expect the second half of 2021 to be eventful with key milestones across our lead programs, including expected IND filings for our two lead oncology programs. Further, our recent successful financing further enables us to deliver on our vision of building a fully integrated, best-in-class degrader medicines company.”

Program Updates and Milestones

Kymera is discovering and developing novel small molecule therapeutics designed to selectively degrade disease-causing proteins by harnessing the body’s own natural protein degradation system, with an initial focus on immune-inflammatory diseases and oncology.

IRAK4 Degrader Program

IRAK4 is a key protein involved in inflammation mediated by the activation of toll-like receptors (TLRs) and IL-1 receptors (IL-1Rs). Aberrant activation of these pathways is the underlying cause of multiple immune-inflammatory conditions. KT-474, a potential first-in-class, orally bioavailable IRAK4 degrader, is being developed for the treatment of TLR/IL-1R-driven immune-inflammatory diseases with high unmet medical need, such as atopic dermatitis, hidradenitis suppurativa, rheumatoid arthritis, and potentially others. KT-474 is designed to block TLR/IL-1R-mediated inflammation more broadly compared to monoclonal antibodies targeting single cytokines, and to enable pathway inhibition that is superior to IRAK4 kinase inhibitors by abolishing both the kinase and scaffolding functions of IRAK4. Kymera is collaborating with Sanofi on the development of degrader candidates targeting IRAK4, including KT-474 (SAR444656), outside of the oncology and immuno-oncology fields.

Recent Updates:

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In May 2021, Kymera presented preclinical data demonstrating KT-474’s superiority compared to a clinically active small molecule IRAK4 kinase inhibitor across a wide variety of immune-inflammatory preclinical in vivo models. The late-breaking data were presented at the American Association of Immunologists’ Virtual IMMUNOLOGY2021™ annual meeting.

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In June 2021, Kymera announced positive interim results from the Single Ascending Dose (SAD) portion of the Phase 1 clinical trial of KT-474, demonstrating the first degrader proof-of-mechanism in targeted protein degradation in a randomized, placebo-controlled healthy volunteer study. KT-474 achieved and exceeded the Phase 1 degradation goal of 85%, with maximal degradation of 94%, within the SAD portion of the Phase 1 trial dosed to date, with profound IRAK4 degradation after a single oral dose that lasted for at least six days at all dose levels (25, 75, 150 and 300 mg), with no treatment-related adverse events observed. Additionally, the partial clinical hold on the Multiple Ascending Dose (MAD) portion of the Phase 1 trial of KT-474 was lifted following review by the U.S. Food and Drug Administration (FDA) of interim safety, pharmacokinetic and pharmacodynamic data from the first three cohorts of the SAD healthy volunteer portion of the Phase 1 study.

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In July 2021, Kymera initiated dosing of healthy volunteers in the MAD portion of the Phase 1 trial of KT-474. The multiple ascending dose portion of the trial is designed to evaluate repeat daily dosing of KT-474 for 14 days, beginning with the 25 mg dose, in healthy volunteers randomized 9:3 to KT-474 or placebo. Kymera expects to present updated results from the healthy volunteer SAD and MAD portions of the trial in 4Q21, including IRAK4 degradation in both skin and PBMC and effects on inflammatory biomarkers, establishing the first proof-of-biology.

Expected Milestones:

•	Presentation of Phase 1 proof-of-biology in healthy volunteers (4Q21)
•	Presentation of Phase 1 proof-of-biology in AD and HS patient cohort (1H22)

IRAKIMiD Degrader Program

IRAKIMiDs are novel heterobifunctional degraders designed to degrade both IRAK4 and IMiD substrates, including Ikaros and Aiolos, with a single small molecule. IRAKIMiDs synergistically target both the MYD88-NFkB and IRF4-Type 1 interferon pathways to enhance and broaden anti-tumor activity in multiple contexts, such as MYD88-mutant diffuse large B-cell lymphoma (DLBCL). KT-413 is being developed initially for the treatment of relapsed/refractory MYD88-mutant DLBCL, with the potential to expand into other MYD88-mutant indications and IL-1R/NFkB-driven malignancies. Kymera plans to submit an Investigational New Drug Application (IND) to the FDA in the second half of 2021 and, if cleared, initiate a Phase 1 clinical trial in patients thereafter.

Recent Updates:

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In June 2021, Kymera presented new preclinical data on its IRAKIMiD degrader KT-413’s potential as both a monotherapy and in combination with other anticancer agents. KT-413 showed profound single-agent activity and synergistic activity in driving deep tumor regressions in combination with other therapies in preclinical models, suggesting the potential for therapeutically relevant drug combinations in MYD88-mutant DLBCL. The data were featured in an oral presentation at the 16th Annual International Conference on Malignant Lymphoma (ICML) virtual meeting.

Expected Milestones:

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Submission of IND application to evaluate KT-413 in Phase 1 clinical trial in relapsed/refractory B cell lymphomas, including MYD88-mutant DLBCL and subsequent initiation of Phase 1 clinical trial (2H21)

•	Presentation of additional KT-413 preclinical data and potential indication expansion strategies (2H21)

•	Establish Phase 1 proof-of-biology and initial clinical proof-of-concept in patients (2022)

STAT3 Degrader Program

Kymera is developing selective STAT3 degraders for the treatment of hematological malignancies and solid tumors, as well as autoimmune diseases and fibrosis. STAT3 is a transcription factor activated through a variety of different cytokine and growth factor receptors via Janus kinases (JAKs), as well as through oncogenic fusion proteins and mutations in STAT3 itself. Long considered an “undruggable” target, STAT3 hyperactivation is prominent in numerous liquid and solid tumors, including clinically aggressive lymphomas. Kymera’s STAT3 degraders have demonstrated strong anti-tumor effects in mouse xenograft and syngeneic models of liquid and solid tumors. Kymera’s lead STAT3 degrader candidate, KT-333, is currently in preclinical development. Kymera plans to submit an IND to the FDA in the fourth quarter of 2021 and, if cleared, initiate a Phase 1 clinical trial in patients thereafter.

Recent Updates:

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In July 2021, Kymera presented new preclinical data demonstrating the therapeutic potential of its STAT3 degraders for the treatment of peripheral T-cell lymphoma (PTCL). The data demonstrate Kymera’s ability to degrade mutant and wild-type STAT3 and the broad therapeutic potential for the treatment of peripheral T-cell lymphoma subtypes with aberrant STAT3 activation, including subtypes of PTCL such as ALK-positive anaplastic large cell lymphoma (ALCL), ALK-negative ALCL, and NK/T cell lymphoma. The data were featured in a presentation at the virtual 13th Annual T-Cell Lymphoma Forum.

Expected Milestones:

•	Presentation of additional preclinical data in liquid and solid tumors (2H21)
•	Submission of IND application to evaluate KT-333 in a Phase 1 clinical trial in relapsed/refractory liquid and solid tumors and subsequent initiation of a Phase 1 clinical trial (4Q21)
•	Establish Phase 1 proof-of-biology and initial clinical proof-of-concept in patients (2022)

Platform and Discovery Programs

Kymera is also actively advancing a broad pipeline of preclinical programs across a wide variety of diseases, both internally and in collaboration with existing partners Vertex Pharmaceuticals and Sanofi. The internal programs continue to be focused on undrugged or inadequately drugged nodes within highly validated pathways in immune-inflammatory and oncology indications. Kymera is also developing a new generation of tissue-selective or -restricted degrader medicines with the goal of drugging an entirely new set of protein targets.

Recent Updates:

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In May 2021, Kymera presented new data demonstrating proof-of-concept for its PegasusTM platform, including the identification and characterization of a novel and previously unliganded E3 ligase with restricted expression in healthy tissues while broadly expressed in cancer cells, as determined by proteomics. Kymera discovered novel ligands for this ligase using state-of-the-art hit finding techniques and subsequently designed a novel proof-of-concept STAT3 degrader compound based on this novel E3 ligase. The degrader demonstrated potent and dose-dependent degradation of STAT3 across multiple cancer and immune cell lines. The data were presented at the inaugural Ligase Targeting Drug Development Summit.

Expected Milestones:

•	Continue pipeline expansion by advancing discovery programs toward Development Candidate nomination and subsequent IND-enabling studies

Corporate Updates

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In June 2021, the Company appointed Elaine Caughey, MBA, as Chief Business Officer. Ms. Caughey joins Kymera with over 20 years of experience in the biotechnology industry, including leadership roles in corporate development, business and commercial operations, new product strategy, and investing.

•	In July 2021, the Company announced the appointments of Karen Weisbach, as Vice President, People and Culture and Jolly Bhatia as Vice President, Quality.
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Ms. Weisbach joins Kymera with over 15 years of experience in human resources and operations, designing values-based initiatives to enhance company culture, improve employee experience and manage change in dynamic, innovative organizations in the biopharmaceutical industry.

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Mr. Bhatia joins Kymera with approximately 25 years in quality oversight of manufacturing and clinical trial lifecycle activities including process and product development, clinical and commercial supply chains, and new product launch.

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In July 2021, Kymera announced the closing of its upsized underwritten public offering of 5,468,250 shares of common stock at a public offering price of $47.00 per share, which included 713,250 shares issued upon the exercise in full by the underwriters of their option to purchase additional shares of common stock. The net proceeds to Kymera from the offering were approximately $243.1 million, after deducting underwriting discounts, commissions and offering expenses.

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Kymera plans to host its inaugural R&D Day in 4Q21 to unveil its next pathways/programs approaching clinical development, and expanded view of platform capabilities, as well as to outline the Company’s vision and goals for the next five years.

Second Quarter 2021 Financial Results

Collaboration Revenues: Collaboration revenues were $18.5 million for the second quarter of 2021, compared to $3.3 million for the same period of 2020. Collaboration revenues in 2021 include revenue from our Sanofi and Vertex collaborations.

Research and Development Expenses: Research and development expenses were $35.2 million for the second quarter of 2021, compared to $13.8 million for the same period of 2020. This increase was primarily due to expenses related to IND-enabling studies and clinical activities for our IRAK4, IRAKIMiD, and STAT3 programs, investments in our platform and exploratory programs, the Vertex collaboration, as well as an increase in occupancy and related costs due to continued growth in the research and development organization.

General and Administrative Expenses: General and administrative expenses were $8.0 million for the second quarter of 2021, compared to $3.7 million for the same period of 2020. This increase was primarily due to increases in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses from an increase in headcount to support growth as a public company.

Net Loss: Net loss was $24.7 million for the second quarter of 2021, compared to a net loss of $14.0 million for the same period of 2020.

Cash and Cash Equivalents: As of June 30, 2021, Kymera had approximately $404.4 million in cash, cash equivalents, and investments. Including net proceeds of $243.1 million from the recently completed follow-on offering, Kymera had pro forma cash, cash equivalents, and investments of $647.5 million. Kymera expects that its cash, cash equivalents, and investments, excluding any future potential milestones from collaborations, will enable the Company to fund its operational plans into 2025 while the Company continues to identify opportunities to accelerate growth and expand its pipeline, technologies, and clinical indications.

About Kymera Therapeutics
Kymera Therapeutics (Nasdaq: KMYR) is a clinical-stage biopharmaceutical company founded with the mission to discover, develop, and commercialize transformative therapies while leading the evolution of targeted protein degradation, a transformative new approach to address previously intractable disease targets. Kymera’s Pegasus™ platform enables the discovery of novel small molecule degraders designed to harness the body’s natural protein recycling machinery to degrade disease-causing proteins, with a focus on undrugged nodes in validated pathways currently inaccessible with conventional therapeutics. Kymera’s initial programs are IRAK4, IRAKIMiD, and STAT3, each of which addresses high impact targets within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. Kymera’s goal is to be a fully integrated biopharmaceutical company at the forefront of this new class of protein degrader medicines, with a pipeline of novel degrader medicines targeting disease-causing proteins that were previously intractable.

Founded in 2016, Kymera is headquartered in Watertown, Mass. Kymera has been named a “Fierce 15” biotechnology company by FierceBiotech and has been recognized by the Boston Business Journal as one of Boston’s “Best Places to Work.” For more information about our people, science, and pipeline, please visit www.kymeratx.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: strategy, business plans and objectives for the IRAK4, IRAKIMiD and STAT3 degrader programs; and plans and timelines for the clinical development of Kymera Therapeutics' product candidates, including the therapeutic potential and clinical benefits thereof. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current preclinical studies and future clinical trials, strategy and future operations; the delay of any current preclinical studies or future clinical trials or the development of Kymera Therapeutics' drug candidates; the risk that the results of current preclinical studies may not be predictive of future results in connection with future clinical trials; Kymera Therapeutics' ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Quarterly Report on Form 10-Q for the period ended June 30, 2021, expected to be filed on or about August 6, 2021, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics' subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investors:

Paul Cox

VP, Investor Relations and Communications

pcox@kymeratx.com

917-754-0207

Media:

Lissette L. Steele

Verge Scientific Communications for Kymera Therapeutics

lsteele@vergescientific.com

202-930-4762

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$404,412	$458,733
Property and equipment, net	12,118	10,841
Other assets	17,856	17,601
Total assets	$434,386	$487,175
Liabilities and Stockholders’ Equity
Deferred revenue	$134,935	$170,390
Other liabilities	41,347	32,897
Total liabilities	176,282	203,287
Total stockholders’ equity	258,104	283,888
Total liabilities and stockholders’ equity	$434,386	$487,175

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Collaboration Revenue—from related parties	$18,519	3,288	$37,221	$6,716

Operating expenses:
Research and development	$35,220	$13,819	$61,181	$25,935
General and administrative	8,029	3,661	13,939	6,220
Total operating expenses	43,249	17,480	75,120	32,155
Loss from operations	(24,730)	(14,192)	(37,899)	(25,439)
Other income (expense):
Interest Income	98	228	217	577
Interest Expense	(28)	(25)	(53)	(59)
Total other income:	70	203	164	518
Net loss	$(24,660)	$(13,989)	$(37,735)	$(24,921)
Deemed dividend from exchange of convertible preferred stock	—	—	—	9,050
Net loss attributable to common stockholders	$(24,660)	$(13,989)	$(37,735)	$(33,971)
Net loss per share attributable to common stockholders, basic and diluted	$(0.55)	$(6.98)	$(0.84)	$(17.18)
Weighted average common stocks outstanding, basic and diluted	45,094,238	2,002,825	44,873,083	1,977,720